EXHIBIT 99.1
NEWS RELEASE
Contact: Debra Ziola
770 283 2569
investor.relations@glenayre.com
(NASDAQ: GEMS)
Glenayre Announces Second Quarter 2005 Results
Results include one month of operation for Entertainment Distribution Company
Glenayre Messaging achieves 86% year-over-year revenue growth
ATLANTA—August 8, 2005—Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $42.8 million for the second quarter of 2005. The results included $20.0 million of revenue for the month of June from the Company’s new Entertainment Distribution Company (“EDC”) division that was acquired on May 31, 2005. The Company’s Messaging business reported revenues of $22.8 million for the second quarter of 2005 compared to $17.9 million for the first quarter of 2005 and $12.2 million for the second quarter of 2004. The Company attributed the increase in Messaging business revenue for the second quarter of 2005 over the first quarter of 2005 and the second quarter of 2004 primarily to an increase in product sales to South African wireless carrier MTN and other strong international business.
The Company reported a loss from continuing operations of ($2.5) million for the second quarter of 2005, or ($0.04) per share, which compares to income of $1.8 million or $0.03 per share, for the first quarter of 2005 and a loss of ($1.2) million, or ($0.02) per share, for the second quarter of 2004.
Included in the Company’s loss from continuing operations was a currency translation loss of ($1.3) million. The translation loss was primarily as a result of a decline in the Euro exchange rate. On May 31, 2005 the Company entered in a cross currency rate swap agreement to manage future foreign currency exposure arising from EDC’s loan to its German subsidiary.
Including discontinued operations, the Company reported a net loss of ($2.1) million, or ($0.03) per share, for the second quarter of 2005 compared to net income of $1.8 million, or $0.03 per share, for the first quarter of 2005 and net income of $2.6 million, or $0.04 per share, for the second quarter of 2004.
The Messaging business generated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $1.6 million during the second quarter of 2005 compared to $1.8 million for the first quarter of 2005 and a negative ($1.0) million for the second quarter of 2004. Excluding non-recurring transaction and employment related costs of $1.6 million, EDC generated $705,000 of EBITDA during its first month of operation. Included in EBITDA for the

Messaging business and EDC during the second quarter of 2005 was corporate overhead of $1.2 million and $336,000 respectively. Corporate overhead was allocated 100% to the Messaging business in prior quarters.
Glenayre’s chairman and CEO Clarke Bailey stated, “I am incredibly pleased with the continued growth and success of Glenayre’s Messaging business. The team’s hard work resulted in revenue for the second quarter of 2005 surpassing the total revenue for the first six months of 2004, achieving and maintaining profitability and rapidly expanding into international markets.”
“Our second quarter results reflect both a continuing business for our legacy products, as well as the acceptance of our new Versera ICE platform,” explained Bruce Bales, president of Glenayre Messaging. “Our revenue from international business in the second quarter accounted for 46% of our total revenue, demonstrating strongly that Glenayre is realizing the international growth we have been anticipating.”
Bailey stated, “Glenayre reached a new chapter in its growth strategy during the second quarter of 2005 with EDC’s acquisition of the Universal manufacturing and distribution operations. The results for the first month of June were expected given June is historically a slower month, and more than 55% of music label volume typically occurs during the second half of the year.”
The Company reported that the purchase price relating to EDC’s acquisition of the U. S. and central European CD and DVD manufacturing and distribution operations from Universal Music Group (“Universal”) increased to approximately $122.2 million from the previously reported $118.8 million. The increase was attributed primarily to the purchase of approximately $2.1 million of additional inventory from Universal, an increase in the estimated transaction costs, and to a change in the currency translation rate used. Included in the assets purchased from Universal was $38.4 million (€30.8 million) of cash that Universal contributed at closing to meet certain German regulatory requirements and to fund certain liabilities that EDC assumed as part of the transaction. $24.1 million (€19.3 million) of this cash is in escrow until May 31, 2010 to fund various long-term pension and employee loan obligations, many of which extend beyond 2010.
“I am pleased to report that the transition from Universal to EDC was a very smooth process from both the Company’s and Universal’s perspective,” stated Jim Caparro, president and chief executive officer of EDC. “Tom Costabile, our executive vice president and chief operating officer, is in the process of implementing various strategic initiatives to increase EDC’s capacity to allow for additional third party business. These initiatives will also drive our costs down over time. We are also pursuing several opportunities that have the ability to increase EDC’s revenue by providing a wide range of manufacturing, distribution and value added services to entertainment content owners and their customers.”
The Company also announced the appointments of Matthew K. Behrent as senior vice president and chief acquisitions officer for Glenayre and Roger Morgan as executive vice president of international operations for EDC.

About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of messaging solutions through the Glenayre Messaging business and entertainment products through Entertainment Distribution Company, LLC (EDC). Headquartered in Atlanta, GA, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany. For more information, please visit http://www.glenayre.com .
Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.
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Glenayre, Versera and the Glenayre logo are trademarks of Glenayre Electronics, Inc.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$63,999	$82,691
Short-term investments	—	12,180
Restricted cash	875	30
Accounts receivable, net	39,972	7,695
Current portion of long-term receivable	5,523	—
Inventories, net	18,588	6,163
Prepaid expenses and other current assets	7,128	2,863

Total Current Assets	136,085	111,622
Restricted cash	39,769	—
Property, plant and equipment, net	44,600	8,812
Long-term receivable	7,806	—
Intangible assets, net	66,961	—
Other assets	2,116	848

TOTAL ASSETS	$297,337	$121,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,068	$3,552
Deferred revenue	11,026	3,754
Accrued liabilities	42,819	11,912
Accrued liabilities, discontinued operations	2,601	3,284
Current portion of long-term debt	24,942	—

Total Current Liabilities	106,456	22,502
Other liabilities	14,359	3,497
Pension obligation	20,218	—
Long-term debt	60,772	—
Accrued liabilities, discontinued operations — noncurrent	60	98

Total Liabilities	201,865	26,097

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, $.02 par value; authorized: 200,000,000 shares outstanding: 2005 - 67,160,266 shares; 2004 - 66,820,124 shares	1,343	1,336
Contributed capital	364,014	362,698
Accumulated deficit	(269,149)	(268,849)
Cumulative translation adjustment	(736)	—

Total Stockholders’ Equity	95,472	95,185

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$297,337	$121,282

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2005	2004

REVENUES:
Product sales	$30,429	$7,201
Service revenues	12,325	5,025

Total Revenues	42,754	12,226

COST of REVENUES
Cost of sales	19,667	2,713
Cost of services	7,857	2,273

Total Cost of Revenues	27,524	4,986

GROSS MARGIN	15,230	7,240
OPERATING EXPENSES:
Selling, general and administrative expense	12,091	5,103
Provision for doubtful receivables, net of recoveries	16	28
Research and development expense	3,953	3,486
Restructuring expense	1	75
Amortization of intangible assets	566	0

Total Operating Expenses	16,627	8,692

OPERATING LOSS	(1,397)	(1,452)

OTHER INCOME (EXPENSES):
Interest income	571	249
Interest expense	(505)	(5)
Gain on currency swap, net	262	0
Translation loss, net	(1,300)	0
Other gain (loss), net	25	(14)

Total Other Income (Expense)	(947)	230

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(2,344)	(1,222)
Provision for income taxes	134	19

LOSS FROM CONTINUING OPERATIONS	(2,478)	(1,241)
INCOME FROM DISCONTINUED OPERATIONS (NET OF INCOME TAX/BENEFIT)	388	3,808

NET INCOME (LOSS)	(2,090)	2,567
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE: (1)
Loss from continuing operations	$(0.04)	$(0.02)
Income from discontinued operations	0.01	0.06

Income (loss) per weighted average common share	$(0.03)	$0.04

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION: (1)
Loss from continuing operations	$(0.04)	$(0.02)
Income from discontinued operations	0.01	0.06

Income (loss) per weighted average common share	$(0.03)	$0.04

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)
	Six Months Ended June 30,
	2005	2004
REVENUES:
Product sales	$44,087	$13,038
Service revenues	16,589	9,382

Total Revenues	60,676	22,420

COST of REVENUES
Cost of sales	23,822	8,596
Cost of services	10,324	4,453

Total Cost of Revenues	34,146	13,049

GROSS MARGIN	26,530	9,371
OPERATING EXPENSES:
Selling, general and administrative expense	19,085	9,490
Provision for doubtful receivables, net of recoveries	26	(64)
Research and development expense	6,982	7,160
Restructuring expense	(11)	112
Amortization of intangible assets	566	0

Total Operating Expenses	26,648	16,698

OPERATING LOSS	(118)	(7,327)

OTHER INCOME (EXPENSES):
Interest income	1,101	524
Interest expense	(512)	(214)
Loss on disposal of assets, net	(1)	(6)
Gain on currency swap, net	262	0
Translation loss, net	(1,300)	0
Other gain (loss), net	33	(66)

Total Other Income (Expense)	(417)	238

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(535)	(7,089)
Provision for income taxes	163	53

LOSS FROM CONTINUING OPERATIONS	(698)	(7,142)

INCOME FROM DISCONTINUED OPERATIONS (NET OF INCOME TAX/BENEFIT)	398	5,493

NET LOSS	$(300)	$(1,649)

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE: (1)
Loss from continuing operations	$(0.01)	$(0.11)
Income from discontinued operations	0.01	0.08

Income (loss) per weighted average common share	$(0.00)	$(0.02)

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION: (1)
Loss from continuing operations	$(0.01)	$(0.11)
Income from discontinued operations	0.01	0.08

Loss per weighted average common share	$(0.00)	$(0.02)

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$11,375	$(7,043)	$8,491	$(11,316)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,324)	(486)	(1,597)	(1,201)
Maturities of (investment in) short-term securities	56	(489)	12,180	(5,991)
Asset and Share purchase of EDC, net of cash acquired	(66,401)	—	(67,262)	—
Increase in restricted cash related to acquisition	(16,500)	—	(16,500)	—

NET CASH USED IN INVESTING ACTIVITIES	(84,169)	(975)	(73,179)	(7,192)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long term borrowing net of costs	45,444	—	45,444	—
Proceeds from sale of LLC interest in subsidiary	772	—	772	—
Issuance of common stock	421	74	551	261

NET CASH PROVIDED BY FINANCING ACTIVITIES	46,637	74	46,767	261

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(771)	—	(771)	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,928)	(7,944)	(18,692)	(18,247)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	90,927	55,550	82,691	65,853

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$63,999	$47,606	$63,999	$47,606

SUPPLEMENTAL DATA:

Reconciliation of Cash and Cash Equivalents to Cash and Short-Term Investments:
Cash and cash equivalents	$63,999	$47,606	$63,999	$47,606
Short-term investments	—	38,998	—	38,998

Cash and Short-Term Investments	$63,999	$86,604	$63,999	$86,604

Glenayre Technologies, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited
The following summary of financial data shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations before one-time gains and charges and earnings before interest, taxes, depreciation and amortization from continuing operations before one-time gains and charges.
EBITDA is income (loss) from continuing operations, excluding one-time gains and charges, before net interest income, income taxes and depreciation and amortization and is presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended		Six Months ended		Three Months Ended
	June 30,		June 30,		March 31,
	2005	2004	2005	2004	2005
Income (loss) from continuing operations	$(2,478)	$(1,241)	$(698)	$(7,142)	$1,780
Indirect acquistion and employment costs (1)	1,618		1,618
Patent litigation settlement costs (2)				2,650

Income (loss) from continuing operations before one-time gains and charges	(860)	(1,241)	920	(4,492)	1,780

Provision for income taxes	134	19	163	53	29
Loss on currency translation (3)	1,300		1,300
Gain on currency swaps	(262)		(262)
Interest income, net	(66)	(244)	(589)	(310)	(523)
Depreciation and amortization	2,116	419	2,588	816	472
Other expense (income)	(25)	14	(32)	72	(7)

EBITDA from continuing operations before one-time gains and charges	$2,337	$(1,033)	$4,088	$(3,861)	$1,751

EBITDA from continuing operations before one-time gains and charges by segment
Messaging business	1,632	(1,033)	3,383	(3,861)	1,751
EDC	705		705

	$2,337	$(1,033)	$4,088	$(3,861)	$1,751

(1)	In connection with the acquisition of the CD/DVD manufacturing and distribution operations of Universal Music Group, the company incurred certain indirect acquisition costs and one-time employment related costs.

(2)	Represents damages awarded to Phillip Jackson for a patent infringement lawsuit.

(3)	As a result of a decline in the Euro exchange rate.